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                                                                    EXHIBIT 10.8


                           INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _____________199_, by and between Palace REIT, a Texas real estate investment trust (the "Trust"), and the undersigned trust manager and/or officer of the Trust (the "Indemnitee").

                                    RECITALS

         WHEREAS, it is essential to the Trust to retain and attract as trust managers and officers the most capable persons available;

         WHEREAS, the Indemnitee is a trust manager and/or officer of the Trust;

         WHEREAS, both the Trust and the Indemnitee recognize the increased risk of litigation and other claims being asserted against trust managers and officers of companies in today's environment;

         WHEREAS, the Trust's Declaration of Trust (the "Declaration of Trust") provides that the Trust will indemnify its trust managers and officers to the full extent permitted by law, and the Indemnitee's willingness to serve as a trust manager and/or officer of the Trust is based in part on the Indemnitee's reliance on such provisions; and

         WHEREAS, the Texas Real Estate Investment Trust Act, as amended (the "Texas Statute"), expressly recognizes that the indemnification provisions of the Texas Statute are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Declaration of Trust or Bylaws of the Trust, a resolution of the trust managers, an agreement or as permitted or required by common law, and this Agreement is being entered into pursuant to and in furtherance of the Declaration of Trust and Bylaws, as permitted by the Texas Statute and as authorized by the Declaration of Trust and the trust managers of the Trust (the "Trust Managers"); and

         WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in order to enhance the Indemnitee's continued service to the Trust in an effective manner, and the Indemnitee's reliance on the aforesaid provisions of the Declaration of Trust, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Trust Managers or any acquisition or business combination transaction relating to the Trust), the Trust wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Trust's trust managers' and officers' liability insurance policies.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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         1.      Indemnification.

         (a)     In accordance with the provisions of subsection (b) of this
Section 1, the Trust shall hold harmless and indemnify the Indemnitee against any and all expenses, liabilities and losses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, ERISA excise taxes and amounts paid or to be paid in settlement) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Trust on the Indemnitee's behalf), in connection with any action, suit, arbitration or proceeding (or any inquiry or investigation, whether brought by or in the right of the Trust or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding), whether civil, criminal, administrative or investigative, or any appeal therefrom, in which the Indemnitee is a party, is threatened to be made a party, is a witness or is participating (a "Proceeding") based upon, arising from, relating to or by reason of the fact that Indemnitee is, was, shall be or shall have been a trust manager and/or officer of the Trust or is or was serving, shall serve, or shall have served at the request of the Trust as a trust manager, officer, partner, trustee, employee or agent ("Affiliate Indemnitee") of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust or other incorporated or unincorporated enterprise.

         (b) In providing the foregoing indemnification, the Trust shall, with respect to a Proceeding, hold harmless and indemnify the Indemnitee to the fullest extent required by the Texas Statute and to the fullest extent permitted by the Express Permitted Indemnification Provisions (as hereinafter defined) of the Texas Statute. For purposes of this Agreement, the Express Permitted Indemnification Provisions of the Texas Statute shall mean indemnification as permitted by Section 9.20 of the Texas Statute or by any amendment thereof or other statutory provisions expressly permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law required or permitted the Trust to provide prior to such amendment).

         (c) Without limiting the generality of the foregoing, the Indemnitee shall be entitled to the rights of indemnification provided in this
Section 1 for any expenses, liabilities and losses actually incurred in any Proceeding initiated by or in the right of the Trust, provided that in the event that the Indemnitee shall have been adjudged to be liable to the Trust or shall have been adjudged liable on the basis that personal benefit was improperly received by the Indemnitee, indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding; and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for wilful or intentional misconduct in the performance of his duty to the Trust.

         (d) If the Indemnitee is entitled under this Agreement to indemnification by the Trust for some or a portion of the Indemnified Amounts (as hereinafter defined) but not, however, for all of the total amount thereof, the Trust shall nevertheless indemnify the Indemnitee for the portion thereof to which Indemnitee is entitled.





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         2.      Other Indemnification Arrangements.  The Texas Statute and the
Declaration of Trust permit the Trust to purchase and maintain insurance or furnish similar protection or make other arrangements, including, without limitation, securing indemnification obligations by granting a security interest or other lien on the assets of the Trust and providing self insurance, a letter of credit, guaranty or surety bond (collectively, the "Indemnity Arrangements") on behalf of the Indemnitee against any liability asserted against him or incurred by or on behalf of him in such capacity as a trust manager or officer of the Trust or as an Affiliate Indemnitee, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions of this Agreement or under the Texas Statute, as it may then be in effect. The purchase, establishment and maintenance of any such Indemnity Arrangement shall not in any way limit or affect the rights and obligations of the Trust or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Trust and the Indemnitee shall not in any way limit or affect the rights and obligations of the Trust or the other party or parties thereto under any such Indemnification Agreement. All amounts payable by the Trust pursuant to this Section 2 and Section 1 hereof are herein referred to as "Indemnified Amounts."

         3.      Advance Payment of Indemnified Amounts.

         (a) The Indemnitee hereby is granted the right to receive in advance of a final, nonappealable judgment or other final adjudication of a Proceeding (a "Final Determination") the amount of any and all expenses, including, without limitation, investigation expenses, expert witness' and attorneys' fees and other expenses expended or incurred by the Indemnitee in connection with any Proceeding or otherwise expended or incurred by the Indemnitee (such amounts so expended or incurred being referred to as "Advanced Amounts").

         (b) In making any written request for the Advanced Amounts, the Indemnitee shall submit to the Trust a schedule setting forth in reasonable detail the dollar amount expended or incurred and expected to be expended.
Each such listing shall be supported by the bill, agreement or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit. In addition, before the Indemnitee may receive Advanced Amounts from the Trust, the Indemnitee shall provide to the Trust (i) a written affirmation of the Indemnitee's good faith belief that the applicable standard of conduct required for indemnification by the Trust has been satisfied by the Indemnitee, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the Advanced Amounts if it shall ultimately be determined that the Indemnitee has not satisfied any applicable standard of conduct. The written undertaking required from the Indemnitee shall be an unlimited general obligation of the Indemnitee but need not be secured. The Trust shall pay to the Indemnitee all Advanced Amounts within ten (10) business days after receipt by the Trust of all information and documentation required to be provided by the Indemnitee pursuant to this subsection (b).

         4.      Procedure for Payment of Indemnified Amounts.

         (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Trust a written request for payment of the appropriate Indemnified Amounts, including with such request such documentation and information as is reasonably available to the Indemnitee and





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reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Trust shall, promptly upon receipt of such a request for indemnification, advise the Trust Managers in writing that the Indemnitee has requested indemnification.

         (b) The Trust shall pay the Indemnitee the appropriate Indemnified Amounts unless it is established that the Indemnitee has not met any applicable standard of conduct of the Express Permitted Indemnification Provisions. For purposes of determining whether the Indemnitee is entitled to Indemnified Amounts, in order to deny indemnification to the Indemnitee the Trust has the burden of proof in establishing that the Indemnitee did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order, settlement, conviction, pleading of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct.

         (c) Any determination that the Indemnitee has not met the applicable standard of conduct required to qualify for indemnification shall be made either (i) by the Trust Managers by a majority vote of a quorum consisting of trust managers who were not parties to such action, suit or proceeding; or (ii) by independent legal counsel (who may be the outside counsel regularly employed by the Trust), provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Trust who is not party to such action (sometimes hereinafter referred to as "Senior Officer") and by the Indemnitee. In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by independent legal counsel retained by the Trust especially for such purpose, provided that such counsel be approved in advance in writing by both the said Senior Officer and Indemnitee and provided further, that such counsel shall not be outside counsel regularly employed by the Trust. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by the Trust, and if requested by such counsel, the Trust shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

         (d) The Trust will use its best efforts to conclude as soon as practicable any required determination pursuant to subsection (c) above and promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Payment of any applicable Indemnified Amounts will be made to the Indemnitee within ten (10) days after any determination of the Indemnitee's entitlement to indemnification.

         (e) Notwithstanding the foregoing, the Indemnitee may, at any time after sixty (60) days after a claim for Indemnified Amounts has been filed with the Trust (or upon receipt of written notice that a claim for Indemnified Amounts has been rejected, if earlier) and before three (3) years after a claim for Indemnified Amounts has been filed, petition a court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the





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Indemnitee is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Trust Managers or independent counsel. If the court shall determine that the Indemnitee is entitled to indemnification as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination that the Indemnitee was not entitled to indemnification hereunder, the Trust shall pay all expenses (including attorneys' fees) actually incurred by the Indemnitee in connection with such judicial determination.

         5.      Agreement Not Exclusive; Subrogation Rights, etc.

         (a) This Agreement shall not be deemed exclusive of and shall not diminish any other rights the Indemnitee may have to be indemnified or insured or otherwise protected against any liability, loss or expense by the Trust, any subsidiary of the Trust or any other person or entity under any declaration of trust, charter, bylaws, law, agreement, policy of insurance or similar protection, vote of shareholders or Trust Managers, disinterested or not, or otherwise, whether or not now in effect, both as to actions in the Indemnitee's official capacity, and as to actions in another capacity while holding such office. The Trust's obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have been made to or for the benefit of the Indemnitee by reason of the indemnification of the Indemnitee pursuant to any other arrangement made by the Trust for the benefit of the Indemnitee.

         (b) In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against the Indemnitee in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Trust pursuant hereto, the Indemnitee shall promptly reimburse to the Trust the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Trust or pursuant to arrangements made by the Trust to Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Trust shall be subrogated to the rights of the Indemnitee receiving such payments (to the extent thereof) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts and the Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Trust deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Trust of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this subsection (b).

         6. Insurance Coverage. In the event that the Trust maintains trust managers' and officers' liability insurance to protect itself and any trust manager or officer of the Trust against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other trust manager or officer of the Trust.

         7. Establishment of Trust. The Trust may, in its sole discretion, create a trust (the "Indemnification Trust") for the benefit of the Indemnitee and, to the extent such Indemnification





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Trust has been created, from time to time upon written request of Indemnitee shall fund the Indemnification Trust in an amount sufficient to satisfy any and all Indemnified Amounts (including Advanced Amounts) which are actually paid or which Indemnitee reasonably determines from time to time may be payable by the Trust under this Agreement. The amount or amounts to be deposited in the Indemnification Trust pursuant to the foregoing funding obligation shall be determined by the independent legal counsel appointed under Section 4 hereof. If such Indemnification Trust is established, the terms thereof shall provide that (i) the Indemnification Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Indemnification Trust (the "Trustee") shall advance, within ten (10) business days of a request by the Indemnitee, any and all Advanced Amounts to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Indemnification Trust under the circumstances under which the Indemnitee would be required to reimburse the Trust under Section 3(b)(ii) hereof); (iii) the Trust shall continue to fund the Indemnification Trust from time to time in accordance with the funding obligations set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all Indemnified Amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in the Indemnification Trust shall revert to the Trust upon a final determination by a court of competent jurisdiction in a final decision from which there is no further right of appeal that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Trust of any of its obligations under this Agreement.

         8. Continuation of Indemnity. All agreements and obligations of the Trust contained herein shall continue during the period the Indemnitee is a trust manager or officer of the Trust (or is serving at the request of the Trust as an Affiliate Indemnitee) and shall continue thereafter for a period of ten (10) years from the date the Indemnitee ceases to serve as a trust manager or officer of the Trust or ceases to serve as an Affiliate Indemnitee (whichever is later).

         9. Notice and Defense of Claim. Indemnitee agrees promptly to notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding or matter as to which Indemnitee notifies the Trust of the commencement thereof:

         (a) The Trust will be entitled to participate therein at its own expense.

         (b) Except as otherwise provided in this Section 9(b), to the extent it desires, the Trust, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Trust to Indemnitee of its election to so assume the defense thereof, the Trust shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding or matter, but the fees and expenses of such counsel incurred after notice from the Trust of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Trust; (ii) Indemnitee shall have reasonably





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concluded that there may be a conflict of interest between the Trust and
Indemnitee in the conduct of the defense of such action; or (iii) the Trust shall not in fact have employed counsel to assume the defense of such Proceeding or matter, in each of which cases the fees and expenses of counsel shall be at the expense of the Trust. The Trust shall not be entitled to assume the defense of any Proceeding or matter brought by or on behalf of the Trust or as to which Indemnitee shall have made the conclusion provided for in
(ii) above.

         (c) The Trust shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or matter affected without its written consent. The Trust shall not settle any Proceeding or matter in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Trust nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         10. Defense Counsel. Indemnitee hereby agrees that in any Proceeding in which Indemnitee and other past or present trust managers or officers of the Trust (or its successor) who are entitled to indemnification from the Trust are named defendants or respondents, Indemnitee and such other past or present trust managers or officers shall collectively select one firm of attorneys in any jurisdiction to defend all such defendants and respondents in such Proceeding unless counsel for Indemnitee advises that there are issues which may raise conflicts of interest between Indemnitee and such other persons.

         11. Indemnification for Negligence. TO THE EXTENT PERMITTED BY THEN APPLICABLE LAW AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, THE PARTIES HERETO RECOGNIZE AND ACKNOWLEDGE THAT INDEMNITEE MAY BE INDEMNIFIED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT IN PROCEEDINGS INVOLVING THE NEGLIGENCE OF INDEMNITEE.

         12. Successors; Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Trust's successors and assigns and by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Trust shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Trust, by written agreement in form and substance reasonably satisfactory to the Trust and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform if no such succession or assignment had taken place.

         13. Enforcement. The Trust has entered into this Agreement and assumed the obligations imposed on the Trust hereby in order to induce the Indemnitee to act as a trust manager or officer, as the case may be, of the Trust, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity. In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Trust shall reimburse the Indemnitee for all of the Indemnitee's fees and expenses in bringing and pursuing such action. The Indemnitee shall be entitled to the advancement of Indemnified Amounts to the full extent contemplated by Section 3 hereof in connection with such proceeding.





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         14.     Severability.  Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, which other provisions shall remain in full force and effect, and, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held illegal, invalid or unenforceable.

         15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Indemnitee and either the President and Chief Executive Officer of the Trust or another officer of the Trust specifically designated by the Trust Managers. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent times. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

         16. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Indemnitee:


                 -----------------------------

                 -----------------------------

                 -----------------------------

         If to the Trust:

                 3535 Las Vegas Boulevard South
                 Las Vegas, Nevada 89109
                 Attention:  President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         18. Effectiveness. This Agreement shall be effective as of the date first above written.





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
         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                        PALACE REIT



                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                        INDEMNITEE



                                        -------------------------------------





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